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                       [LETTERHEAD OF ERNST & YOUNG LLP]

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 6, 1997, in the Post-Effective Amendment No. 1 to the Registration Statement (Form SB-2, No. 33-69190) and related Prospectus of Angstrom Technologies, Inc. for the registration of 5,832,535 shares of its common stock and 1,725,000 of Class B Warrants.


                                       ERNST & YOUNG LLP


Cincinnati, Ohio
February 13, 1997